EXHIBIT 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2014	2013

ASSETS

Current assets
Cash and cash equivalents	$7,104	$15,031
Accounts receivable, net of allowances of $2,567 in 2014 and $2,540 in 2013	55,104	46,591
Inventories	35,254	44,539
Prepaid expenses and other current assets	3,287	2,403
Income tax receivable	6,075
Deferred income tax assets	6,851	7,917

Total current assets	113,675	116,481

Property and equipment, net of accumulated depreciation at $7,579 in 2014 and $5,778 in 2013	6,296	5,004

Intangible assets, net of accumulated amortization at $30,786 in 2014 and $23,431 in 2013	33,864	41,219

Deferred income tax assets	12,993	11,377

Note receivable	801	801

Other assets	483	588

Total assets	$168,112	$175,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$32,129	$15,207
Income taxes payable	—	6,359
Accrued liabilities	5,127	2,608
Accrued wages and wage related expenses	1,787	891
Deferred revenue	43	159
Sales returns liability	7,400	7,872

Total current liabilities	46,486	33,096

Revolving line of credit	813	17,543

Total liabilities	47,299	50,639

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
32,642 and 32,331 shares issued in 2014 and 2013, respectively	33	32
Additional paid-in capital	84,565	82,807
Accumulated other comprehensive income (loss)	(657)	93
Note receivable collateralized by stock	(348)	(348)
Treasury stock, 2,312 and 1,756 common shares in 2014 and 2013 respectively, at cost	(12,485)	(9,997)
Retained earnings	49,705	52,244

Total stockholders' equity	120,813	124,831

Total liabilities and stockholders' equity	$168,112	$175,470

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ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net sales	$60,013	$49,869	$159,170	$152,538
Cost of sales	50,849	27,768	115,441	89,904

Gross profit	9,164	22,101	43,729	62,634

Operating expenses:
Advertising and marketing	1,377	2,340	4,763	6,593
Selling, general and administrative	11,971	10,904	34,776	35,014
Amortization of definite-lived intangibles	2,427	2,421	7,282	7,169

Total operating expenses	15,775	15,665	46,821	48,776

Income (loss) from operations	(6,611)	6,436	(3,092)	13,858

Other income (expense):
Interest expense	(40)	(120)	(124)	(490)
Loss from equity method investment in HzO	—	(612)	—	(1,836)
Other income and (expense)	90	(89)	204	(136)

Total other income (expense)	50	(821)	80	(2,462)

Income (loss) before provision for income taxes	(6,561)	5,615	(3,012)	11,396

Income tax benefit (provision)	2,242	(2,431)	473	(4,562)

Net income (loss)	$(4,319)	3,184	$(2,539)	6,834

Earnings (loss) per share:

Basic earnings (loss) per share	$(0.14)	$0.10	$(0.08)	$0.22

Diluted earnings (loss) per share	$(0.14)	$0.10	$(0.08)	$0.22

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ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following are not financial measures under generally accepted accounting principals (GAAP).  In addition, they should not be construed as alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as a measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net income (loss) in accordance with GAAP	$(4,319)	$3,184	$(2,539)	$6,834

Adjustments:

a. Stock based compensation expense	506	793	1,677	3,162
b. Depreciation and amortization	3,123	2,947	9,195	9,160
c. Impairment of investment in private company	-	-	-	591
d. Other (income) expense	(50)	821	(80)	2,462
e. Provision for income taxes	(2,242)	2,431	(473)	4,562

Adjusted EBITDA	$(2,982)	$10,176	$7,780	$26,771

Pro forma Net Income (Loss) Reconciliation	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net income (loss) in accordance with GAAP	$(4,319)	$3,184	$(2,539)	$6,834

Adjustments:

a. Stock based compensation expense	506	793	1,677	3,162
b. Amortization of intangibles	2,448	2,441	7,347	7,224
c. Other (income) expense excluding cash interest expense and loss on equity method investment	(73)	119	(155)	46
d. Loss on equity method investment	-	612	-	1,836
e. Impairment of investment in private company	-	-	-	591
f. Income tax effects	(1,102) *	(1,283)	(3,392) *	(4,216)

Pro forma net income (loss)	$(2,540)	$5,866	$2,938	$15,477

Pro forma diluted earnings (loss) per share	$(0.08)	$0.19	$0.10	$0.49

Weighted average number of shares outstanding - diluted	30,312	31,466	30,380	31,493

* For comparative purposes, we applied an annualized statutory tax rate of 38.25%

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